Exhibit 99.1

United Rentals, Inc. Five Greenwich Office Park Greenwich, CT 06831

tel: 203 622 3131
fax: 203 622 6080

unitedrentals.com

United Rentals Announces Second Quarter 2007 Results

$0.60 Diluted EPS from Continuing Operations Increased 11%

EBITDA Increased $24 Million to $295 Million

GREENWICH, Conn. – August 1, 2007 – United Rentals, Inc. (NYSE: URI) today announced second quarter 2007 continuing operations diluted earnings per share of $0.60, an increase of 11% compared with $0.54 for the second quarter 2006.  Income from continuing operations for the second quarter 2007 increased 14% to $67 million, compared with $59 million for the second quarter 2006.  Total continuing operations revenues of $966 million for the second quarter increased 5% from the same period last year.

Net income for the second quarter 2007 of $67 million, or $0.60 per diluted share, included a year-over-year reduction of $6 million after-tax, or $0.05 per diluted share, in bad debt expense reflecting improved accounts receivable collection experience, write-off trends and credit management. This improvement was offset by a non-cash increase in interest expense of $4 million after-tax, or $0.03 per diluted share, related to the mark-to-market impact of certain interest rate swaps and a $3 million after-tax charge, or $0.02 per diluted share, within the income tax provision to correct income tax benefits recognized in prior periods. By comparison, net income for the second quarter 2006 was $56 million, or $0.51 per diluted share, including the discontinued operation after-tax loss of $3 million, or $0.03 per diluted share. Net income for 2006 included charges of $0.05 per diluted share to correct previously reported depreciation expense and provide for a tax contingency.

The size of the rental fleet, as measured by the original equipment cost, was $4.3 billion and the age of the rental fleet was 37 months at June 30, 2007, compared with $3.9 billion and 39 months at year-end 2006, and $4.0 billion and 38 months at June 30, 2006.

Second Quarter 2007 Financial Highlights from Continuing Operations

For the second quarter 2007 compared with last year’s second quarter:

•	EBITDA, a non-GAAP measure, improved $24 million to $295 million.
•	Time utilization, on a larger fleet, improved 3.7 percentage points, more than offsetting a 1.2% decline in rental rates.
•	Same-store rental revenue increased 3.5%.
•	Free cash flow usage decreased by $77 million
•	SG&A expense ratio improved 1.2 percentage points to 15.2% of revenues.
•	Return on invested capital at June 30, 2007, improved 0.8 percentage points to 14.0%.

Michael Kneeland, chief executive officer for United Rentals, said, “Our strong performance in the second quarter reflects the initial impact of our strategy to refocus on our core business of equipment rental and drive more profitable revenue growth. We achieved significantly higher time utilization on a larger fleet, offsetting a modest decline in rental rates. Our EBITDA margin and SG&A expense ratio both improved in response to a number of internal initiatives put in place in the second quarter.”

          Rentals  •  Sales  •  Services  •  Supplies

Six Months Ended June 30, 2007

For the first half 2007, the company reported continuing operations diluted earnings per share of $0.90, an increase of 15% compared with $0.78 for the first half 2006.  Income from continuing operations increased 18% to $99 million for the first half 2007 compared with $84 million for the same period last year.  Total continuing operations revenues of $1.8 billion for the first half 2007 increased 5% from the first half 2006.

Net income for the first half 2007 was $97 million, or $0.88 per diluted share, including the discontinued operation after-tax loss of $2 million or $0.02 per diluted share.  Net income for the first half 2007 included a year-over-year reduction of $6 million after-tax, or $0.05 per diluted share, in bad debt expense, offset by a non-cash increase in interest expense of $3 million after-tax, or $0.02 per diluted share, related to the mark-to-market impact of certain interest rate swaps and a $3 million after-tax charge, or $0.02 per diluted share, within the income tax provision to correct income tax benefits recognized in prior periods. By comparison, net income for the first half 2006 was $76 million, or $0.71 per diluted share, including the discontinued operation after-tax loss of $8 million, or $0.07 per diluted share, as well as the second quarter 2006 charges of $.05 per diluted share.

Free Cash Flow

Free cash usage for the second quarter 2007 was $77 million after total rental and non-rental capital expenditures of $361 million, compared with free cash usage of $154 million after total rental and non-rental capital expenditures of $390 million for the same period last year. The year-over-year improvement of $77 million in free cash flow usage, a non-GAAP measure, was largely the result of positive working capital generation and lower total rental and non-rental capital expenditures in 2007.

For the first half of 2007, free cash usage was $162 million after total rental and non-rental capital expenditures of $657 million, compared with free cash usage of $110 million after total rental and non-rental capital expenditures of $650 million for the same period last year.  The year-over-year reduction in free cash flow was largely the result of $105 million of lower working capital generation in the first quarter 2007, partially offset by $62 million of improved working capital generation in the second quarter 2007.

The company’s total cash balance was $104 million at June 30, 2007, a decrease of $15 million from December 31, 2006, and a decrease of $104 million from June 30, 2006.

Return on Invested Capital (ROIC)

Return on invested capital was 14.0% for the twelve months ended June 30, 2007, an improvement of 0.8 percentage points from the same period last year. The company’s ROIC metric uses operating income for the trailing twelve months divided by the averages of stockholders’ equity, debt and deferred taxes, net of average cash.  The company reports ROIC to provide information on the company’s efficiency and effectiveness in deploying its capital and improving shareholder value.

Merger Agreement

On July 23, 2007, the company announced that it had signed a definitive merger agreement to be acquired by affiliates of Cerberus Capital Management, L.P. The signing followed the April 10, 2007 announcement that the board of directors had authorized a process to explore a broad range of strategic alternatives to maximize shareholder value. The board of directors has approved the merger agreement and has recommended the adoption of the merger agreement by United Rentals stockholders. Stockholders will be asked to vote on the proposed transaction at a special meeting on a date to be announced.  The company currently expects the transaction to close in fourth quarter 2007.

Completion of the transaction is subject to customary closing conditions, including approval by United Rentals stockholders and regulatory review, but is not subject to a financing condition. The acquiring Cerberus affiliate has obtained debt and equity financing commitments for the transactions contemplated by the merger agreement, the aggregate proceeds of which will be sufficient for it to pay the aggregate merger consideration, related fees and expenses and any required refinancings or repayments of existing company indebtedness.

Under the terms of the merger agreement, the company may continue to solicit proposals for alternative transactions from third parties through August 31, 2007. There can be no assurances that this solicitation will result in an alternative transaction.  The company does not intend to disclose developments with respect to this solicitation process unless and until its board of directors has made a decision regarding any alternative proposals that may be made.

Due to the signing of the merger agreement and the expected timing of the closing, the company has discontinued providing earnings guidance and will not hold a second quarter earnings conference call.

Additional Information on Second Quarter 2007 Results and Status of SEC Inquiry

For additional information concerning the company’s second quarter 2007 results, including segment performance for its general rentals and trench safety, pump and power businesses, as well as the status of the previously announced SEC inquiry of the company and related matters, please see the company’s second quarter 2007 Form 10-Q filed today with the SEC. The second quarter 2007 Form 10-Q is available online at www.unitedrentals.com, as is the company’s historical financial model.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of over 690 rental locations in 48 states, 10 Canadian provinces and Mexico. The company’s more than 12,000 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent over 20,000 classes of rental equipment with a total original cost of $4.3 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at www.unitedrentals.com.

Certain statements in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements generally can be identified by words such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “on track” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, actual results may differ materially from those expected by any forward-looking statements. Factors that could cause actual results to differ from those expected, and therefore also could cause significant fluctuations in the price of our common stock, include, but are not limited to, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and under the antitrust and anti-competition laws of Canada, (3) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger, (4) certain significant costs, fees and expenses related to the merger, such as legal and accounting fees, remain payable regardless of whether or not the proposed merger is consummated, (5)

under certain circumstances, if the merger is not completed, we may be required to pay a termination (break-up) fee of up to $100,000,000, (6) weaker or unfavorable economic or industry conditions can reduce demand and prices for our products and services, (7) non-residential construction spending or governmental funding for infrastructure and other construction projects may not reach expected levels, (8) we may not always have access to capital at desirable rates for our businesses or growth plans, (9) any companies we acquire could have undiscovered liabilities, may strain our management capabilities or may be difficult to integrate, (10) rates we can charge may be less than anticipated, or costs we incur may be more than anticipated, (11) we are subject to an ongoing inquiry by the SEC, and there can be no assurance as to its outcome, or any other potential consequences thereof for us, and (12) we may incur additional significant costs and expenses in connection with the SEC inquiry, the class action lawsuits and derivative actions that were filed in light of the SEC inquiry, the U.S. Attorney’s Office requests for information, or other litigation, regulatory or investigatory matters related to the SEC inquiry, the proposed merger or otherwise. For a fuller description of these and other possible uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2006, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the proposed merger, United Rentals will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. United Rentals security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to the company at Five Greenwich Office Park, Greenwich, CT 06831, or by telephone to (203) 622-3131, or from the United Rentals website at www.unitedrentals.com.

United Rentals and its directors and officers may be deemed to be participants in the solicitation of proxies from United Rentals stockholders with respect to the merger. Information about United Rentals directors and officers and their ownership of United Rentals common stock and other securities is set forth in the United Rentals proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.

# # #

Contact:
Fred Bratman
Hyde Park Financial Communications
(203) 618-7318 Cell: (917) 847-4507
fbratman@hydeparkfin.com

UNITED RENTALS, INC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,

	2007	2006	% Change	2007	2006	% Change

Revenues:
Equipment rentals	$660	$630	4.8%	$1,228	$1,181	4.0%
Sales of rental equipment	83	84	(1.2)%	165	161	2.5%
New equipment sales	67	61	9.8%	121	112	8.0%
Contractor supplies sales	111	103	7.8%	205	186	10.2%
Service and other revenues	45	41	9.8%	88	78	12.8%

Total revenues	966	919	5.1%	1,807	1,718	5.2%

Cost of revenues:
Cost of equipment rentals, excluding depreciation	301	284		582	554
Depreciation of rental equipment	108	100		210	197
Cost of rental equipment sales	60	59		118	113
Cost of new equipment sales	56	51		100	93
Cost of contractor supplies sales	89	85		167	152
Cost of service and other revenue	21	19		40	38

Total cost of revenues	635	598	6.2%	1,217	1,147	6.1%

Gross profit	331	321	3.1%	590	571	3.3%
Selling, general and administrative expenses	147	151	(2.6)%	295	297	(0.7)%
Non-rental depreciation and amortization	13	17	(23.5)%	25	27	(7.4)%

Operating income	171	153	11.8%	270	247	9.3%
Interest expense, net	55	51		102	100
Interest expense - subordinated convertible debentures	3	3		5	7
Other (income) expense, net	(3)	(1)		(3)	—

Income from continuing operations before provision for income taxes	116	100	16.0%	166	140	18.6%
Provision for income taxes	49	41		67	56

Income from continuing operations	67	59	13.6%	99	84	17.9%
Loss from discontinued operation, net of taxes	—	(3)		(2)	(8)

Net income	$67	$56	19.6%	$97	$76	27.6%

Diluted earnings per share:
Income from continuing operations	$0.60	$0.54	11.1%	$0.90	$0.78	15.4%
Loss from discontinued operation	—	(0.03)		(0.02)	(0.07)

Net income	$0.60	$0.51	17.6%	$0.88	$0.71	23.9%

UNITED RENTALS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in millions)

	June 30,		December 31,

	2007	2006	2006

ASSETS
Cash and cash equivalents	$104	$208	$119
Accounts receivable, net	553	497	502
Inventory	162	172	139
Assets of discontinued operation	—	160	107
Prepaid expenses and other assets	61	60	56
Deferred taxes	48	63	82

Total current assets	928	1,160	1,005
Rental equipment, net	2,882	2,661	2,561
Property and equipment, net	399	320	359
Goodwill and other intangible assets, net	1,397	1,372	1,376
Other long-term assets	62	80	65

Total assets	$5,668	$5,593	$5,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current maturities of long-term debt	$121	$26	$37
Accounts payable	348	280	218
Accrued expenses and other liabilities	263	271	322
Liabilities related to discontinued operation	—	32	22

Total current liabilities	732	609	599
Long-term debt	2,509	2,868	2,519
Subordinated convertible debentures	146	222	146
Deferred taxes	449	354	463
Other long-term liabilities	130	138	101

Total liabilities	3,966	4,191	3,828

Common stock	1	1	1
Additional paid-in capital	1,457	1,417	1,421
Retained earnings (accumulated deficit)	166	(79)	69
Accumulated other comprehensive income	78	63	47

Total stockholders’ equity	1,702	1,402	1,538

Total liabilities and stockholders’ equity	$5,668	$5,593	$5,366

UNITED RENTALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,

	2007	2006	2007	2006

Cash Flows From Operating Activities:
Income from continuing operations	$67	$59	$99	$84
Adjustments to reconcile income from continuing operations to net cash provided by operating actvities:
Depreciation and amortization	120	117	235	224
Amortization of deferred financing costs	3	2	5	5
Gain on sales of rental equipment	(23)	(25)	(47)	(48)
Gain on sales of non-rental equipment	(1)	—	(2)	(1)
Non-cash adjustments to equipment	2	12	—	9
Amortization of deferred compensation	6	4	10	5
Increase in deferred taxes	12	32	20	46
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(53)	(55)	(50)	16
Decrease (increase) in inventory	7	15	(23)	(17)
Decrease (increase) in prepaid expenses and other assets	8	(5)	(8)	3
Increase (decrease) in accounts payable	4	(47)	130	57
Increase (decrease) in accrued expenses and other liabilities	44	40	(46)	(13)

Net cash provided by operating activities - continuing operations	196	149	323	370
Net cash (used in) provided by operating activities - discontinued operation	—	(6)	6	(1)

Net cash provided by operating activities	196	143	329	369

Cash Flows From Investing Activities:
Purchases of rental equipment	(339)	(373)	(604)	(623)
Purchases of non-rental equipment	(22)	(17)	(53)	(27)
Proceeds from sales of rental equipment	83	84	165	161
Proceeds from sales of non-rental equipment	5	3	7	9
Proceeeds from sale of discontinued operation	—	—	68	—
Purchases of other companies	—	(16)	(21)	(39)

Net cash (used in) investing activities - continuing operations	(273)	(319)	(438)	(519)
Net cash provided by (used in) investing activities - discontinued operation	—	(3)	1	(5)

Net cash (used in) investing activities	(273)	(322)	(437)	(524)

Cash Flows From Financing Activities:
Proceeds from debt	186	—	227	—
Payments on debt	(133)	(7)	(165)	(15)
Proceeds from the exercise of common stock options	13	63	17	63
Shares repurchased and retired	—	(1)	(1)	(1)
Excess tax benefits from share-based payment arrangements	8	—	10	—

Net cash provided by financing activities	74	55	88	47
Effect of foreign exchange rates	3	1	5	—

Net decrease in cash and cash equivalents	—	(123)	(15)	(108)
Cash and cash equivalents at beginning of period	104	331	119	316

Cash and cash equivalents at end of period	$104	$208	$104	$208

UNITED RENTALS, INC.
SEGMENT PERFORMANCE (UNAUDITED)
(Dollars in millions)

	Three Months Ended June 30,				Six Months Ended June 30,

	2007	2006	% Change		2007	2006	% Change

General Rentals
Total revenues	$908	$864	5.1%		$1,700	$1,614	5.3%
Operating income	156	141	10.6%		245	222	10.4%
Operating margin	17.2%	16.3%	0.9	pts	14.4%	13.8%	0.6	pts
Trench Safety, Pump and Power
Total revenues	58	55	5.5%		107	104	2.9%
Operating income	15	12	25.0%		25	25	—
Operating margin	25.9%	21.8%	4.1	pts	23.4%	24.0%	(0.6	)pts
Total United Rentals
Total revenues	$966	$919	5.1%		$1,807	$1,718	5.2%
Operating income	171	153	11.8%		270	247	9.3%
Operating margin	17.7%	16.6%	1.1	pts	14.9%	14.4%	0.5	pts

DILUTED EARNINGS PER SHARE CALCULATION (UNAUDITED)
(Dollars in millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,

	2007	2006	% Change	2007	2006	% Change

Income from continuing operations	$67	$59	13.6%	$99	$84	17.9%
Loss from discontinued operation, net of taxes	—	(3)		(2)	(8)

Net income	67	56	19.6%	97	76	27.6%
Convertible debt interest	1	—		1	1
Subordinated convertible debt interest	1	2		3	—

Net income available to common stockholders	$69	$58	19.0%	$101	$77	31.2%
Weighted average common shares	82.2	79.4	3.5%	81.7	78.4	4.2%
Series C and D preferred shares	17.0	17.0	—	17.0	17.0	—
Convertible shares	6.5	6.5	—	6.5	6.5	—
Stock options, warrants, restricted stock units and phantom shares	6.0	7.1	(15.5)%	5.8	7.1	(18.3)%
Subordinated convertible debentures	3.3	5.0	(34.0)%	3.3	—

Total weighted average diluted shares	115.0	115.0	—	114.3	109.0	4.9%
Diluted earnings available to common stockholders:
Income from continuing operations	$0.60	$0.54	11.1%	$0.90	$0.78	15.4%
Loss from discontinued operation	—	(0.03)		(0.02)	(0.07)

Net income	$0.60	$0.51	17.6%	$0.88	$0.71	23.9%

UNITED RENTALS, INC.
FREE CASH FLOW GAAP RECONCILIATION
(Dollars in millions)

We define “free cash flow” as (i) net cash provided by operating activities – continuing operations less (ii) purchases of rental and non-rental equipment plus (iii) proceeds from sales of rental and non-rental equipment.  Management believes free cash flow provide useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements.  However, free cash flow is not a measure of financial performance or liquidity under Generally Accepted Accounting Principles (“GAAP”). Accordingly, free cash flow should not be considered an alternative to net income or cash flow from operating activities as indicators of operating performance or liquidity.  Information reconciling forward-looking free cash flow expectations to a GAAP financial measure is unavailable to the company without unreasonable effort.  The table below provides a reconciliation between net cash flow provided by operating activities and free cash flow.

	Three Months Ended June 30,		Six Months Ended June 30,

	2007	2006	2007	2006

Net cash provided by operating activities - continuing operations	$196	$149	$323	$370
Purchases of rental equipment	(339)	(373)	(604)	(623)
Purchases of non-rental equipment	(22)	(17)	(53)	(27)
Proceeds from sales of rental equipment	83	84	165	161
Proceeds from sales of non-rental equipment	5	3	7	9

Free Cash Flow Usage	$(77)	$(154)	$(162)	$(110)

UNITED RENTALS, INC.
EBITDA GAAP RECONCILIATION
(Dollars in millions)

“EBITDA” represents the sum of income from continuing operations before provision for income taxes, interest expense, net, interest expense-subordinated convertible debentures, depreciation-rental equipment and non-rental depreciation and amortization.  Management believes EBITDA provides useful information about operating performance and period over period growth.  However, EBITDA is not a measure of financial performance or liquidity under GAAP and accordingly should not be considered an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity.  Information reconciling forward-looking EBITDA expectations to a GAAP financial measure is unavailable to the company without unreasonable effort.  The table below provides a reconciliation between income from continuing operations before provision for income taxes and EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,

	2007	2006	2007	2006

Income from continuing operations before provision for income taxes	$116	$100	$166	$140
Interest expense, net	55	51	102	100
Interest expense - subordinated convertible debentures	3	3	5	7
Depreciation - rental equipment	108	100	210	197
Non-rental depreciation and amortization	13	17	25	27

EBITDA	$295	$271	$508	$471